UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 10, 2023

BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36135	04-2616226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 Vesey Street, 15th Floor, New York, New York 10281

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code)
(212) 417-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Subsidiaries of Brookfield DTLA Fund Office Trust Investor Inc. (the “Company”) have secured loans of $465.0 million on Gas Company Tower, comprised of a $350.0 million mortgage loan, a $65.0 million mezzanine loan and a $50.0 million junior mezzanine loan (collectively, the “Gas Company Tower Loans”). There is $465.0 million currently outstanding under the Gas Company Tower Loans. The initial maturity date of the Gas Company Tower Loans was February 9, 2023, with three one-year extension options. The Company did not exercise the option to extend the maturity of the loans and therefore, on February 9, 2023, the Gas Company Tower Loans matured, and an Event of Default (as defined in the underlying loan agreements) has occurred and is continuing. The lenders may exercise their remedies under the loans, including foreclosing on Gas Company Tower. As of the date of this filing, the lenders have not exercised any of their remedies under the Gas Company Tower Loans

Other Subsidiaries of the Company have secured loans of $318.6 million on 777 Tower, comprised of a $268.6 million mortgage loan and a $50.0 million mezzanine loan (collectively, the “777 Tower Loans”). There is $288.9 million currently outstanding under the 777 Tower Loans. The Company did not obtain an Interest Rate Protection Agreement (as defined in the underlying loan agreements) which constitutes an Event of Default (as defined in the underlying loan agreements). Wells Fargo Bank, National Association, as Administrative Agent for the lenders under the mortgage loan, has notified the relevant subsidiary of the Company that defaults and potential defaults have occurred under the loan and that the lenders have the right to exercise their remedies under the 777 Tower Loans, including, without limitation, declaring the debt to be immediately due and payable and foreclosing on 777 Tower. As a result of the default under the mortgage loan, an Event of Default (as defined in the underlying loan agreements) has occurred and is continuing under the mezzanine loan. As of the date of this filing, the lenders have not exercised any of their remedies under the 777 Tower Loans.

For further information see the sections titled “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” and “RISK FACTORS” in the Company’s Form 10-Q for the quarter ended September 30, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.

Dated: February 10, 2023	By:	/s/ Michelle L. Campbell
		Name:	Michelle L. Campbell
		Title:	Senior Vice President, Secretary